UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2007

UNITED RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

365 West Passaic Street
Rochelle Park, NJ 07662	07662
(Address of Principal Executive Offices)	(Zip Code)

(201) 845-0880

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 5.02 of this Report is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At midnight at the end of November 3, 2007, Boulevard Merger Sub, Inc. merged with United Retail Group, Inc., with United Retail Group, Inc. as the surviving corporation (the “Company”). As a result of the merger, the Company became a direct wholly owned subsidiary of VLP Corporation.

The following Directors of United Retail Group, Inc. resigned from its Board of Directors: (1) George R. Remeta, (2) Joseph A. Alutto, (3) Joseph Ciechanover, (4) Ross B. Glickman, (5) Michael Goldstein, (6) Ilan Kaufthal, (7) Vincent Langone and (8) Richard W. Rubenstein. The resignations were effective as of midnight at the end of November 3, 2007 and were accepted by the Company’s Board of Directors on November 8, 2007.

Following the acceptance of such resignations, the Board of Directors of the Company appointed Eric Faintreny and Olivier Marzloff as Directors of the Company. As a result of such resignations and appointments, the Board of Directors of the Company now consists of Raphael Benaroya, Eric Faintreny and Olivier Marzloff.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2007

UNITED RETAIL GROUP, INC.

By:	/s/GEORGE R. REMETA
Name: George R. Remeta
Title:	Chief Administrative Officer